Exhibit 99.3

2011
Second Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Second Quarter 2011 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on page 24 of this Supplement, in the Company’s 2010 Annual Report to Shareholders, in its 2010 Annual Report on Form 10-K and in other reports on file with the Securities and Exchange Commission.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
Second quarter diluted EPS from continuing operations attributable to common shareholders of $1.07 increased 27% from $0.84 last year.  Total revenues net of interest expense increased 12%.  Return on average equity (“ROE”) was 28.2% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 36.1%1.

-
The discontinued operations line in the consolidated financial statements contains the results of operations, assets and liabilities related to businesses previously sold.  During Q2’11, this included the resolution of certain prior years’ tax items related to American Express Bank Ltd., which was sold to Standard Chartered PLC during Q1’08.  Q2’10 results included no impact related to discontinued operations.

-	Including discontinued operations, diluted EPS on net income available to common shareholders of $1.10 increased 31% from $0.84 last year.

BUSINESS METRICS

•	Compared with the second quarter of 2010:

-	Worldwide billed business of $207.6B increased 18% reflecting strong card spending across all segments. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 15%2.

-
Worldwide total cards-in-force of 94MM increased 6% or 5.1MM cards from last year, and increased 1.6MM cards from last quarter.  During Q3’10, the definition of cards-in-force was changed for certain retail co-brand cards in Global Network Services (“GNS”) as further discussed on page 9.  The change caused a reduction to reported cards-in-force in Q3’10 of 1.6MM.

-
Worldwide average spending per proprietary basic cards-in-force of $3,767 increased 15% versus last year reflecting broad-based improvement in cardmember spending levels.  Adjusted for the impact of changes in foreign exchange rates, worldwide average spending per proprietary basic card grew 11%2.

-	Worldwide cardmember loan balances of $58.7B increased 2% from $57.3B last year, reflecting higher cardmember spending levels offset by higher payment rates.

FINANCIAL HIGHLIGHTS

•
Discount Revenue:  Increased 16%, reflecting 18% growth in billed business volumes, partially offset by a slight decline in the average discount rate, relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and partner payments (as further discussed on page 2).

•
Net Interest Income:  Decreased 3%, reflecting a lower net yield, partially offset by a 2% increase in average cardmember loans.  The lower net yield reflects lower revolving levels and lower balances at penalty rates due to the implementation of elements of H.R. 627: Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”) and improved credit performance. These reductions to yield were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

•
Total Provisions for Losses: Decreased 45%, primarily driven by improving credit performance within the cardmember lending portfolio, which led to lower lending write-offs and lower lending reserve requirements.  The reduction in cardmember lending provision was partially offset by an increase in charge card provision due primarily to higher receivable levels, as well as a reserve release in the prior year.

_________________________________

1
Please refer to Annex 1 for the components of return on average equity (“ROE”), ROCE and ROTCE, a non-GAAP measure, on a consolidated basis and Annex 3 for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”), a non-GAAP measure, on a segment basis.

2
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2011 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

•	Marketing and Promotion Expenses: Decreased 4% versus last year due to lower USCS product media spending, partially offset by higher international investments.

•
Cardmember Rewards Expense:  Increased 35%, reflecting greater rewards-related spending volumes and higher co-brand expense.  In addition, higher redemption rates led to an increase in the ultimate redemption rate, while a shift in redemption mix also drove an increase in the weighted average cost per point.

•
Salaries and Employee Benefits Expense: Increased 21%, reflecting higher employee levels, merit increases for existing employees, higher benefit-related costs, $48MM ($36MM after-tax) of severance costs related to reengineering activities and higher incentive related compensation.

-	Compared with last year, the total employee count of 62,600 increased by 3,100 or 5% from a year ago. Compared with last quarter, the total employee count increased by 200.

•
Professional Services Expense:  Increased 17%, reflecting higher technology development expenditures including various initiatives related to digitizing the business, globalizing operating platforms, and enhancing analytical and data capabilities; higher legal costs; and greater third-party merchant sales-force commissions.  The increase also includes a reduction of amounts previously capitalized related to software developed by third party vendors of approximately $38MM ($24MM after-tax).

•
Reclassification of Partner Payments:  Beginning Q1’11, certain payments to business partners previously expensed in Other, net expense were reclassified as either contra Discount Revenue or Marketing and Promotion expense.  The reclassified partner payments are primarily related to the extension or signing of certain co-brand contracts where upfront payments reflecting value generated by the partnership during the contract period are amortized over the life of the contract.   Prior period results have been revised for this change.

•
Segment Allocation Changes:  Beginning Q1’11, the Company changed its segment allocation methodology to better align segment reporting with the Company’s previously announced management reorganization, which has been implemented over the last several quarters.  The reorganization included the formation of the Enterprise Growth Group, which is reported in the Corporate & Other segment.  Starting in Q1’11, certain business activities such as Loyalty Edge and Global Foreign Exchange Services, which were previously managed and reported in the operating segments, are managed by Enterprise Growth and  reported in the Corporate & Other segment.  The reorganization also included consolidation of certain corporate support functions into the Global Services organization.  Greater centralization of activities has led to modifications in the costs being allocated from the Corporate & Other segment to the reported operating segments starting in Q1’11.  Prior periods have been revised for these changes.

Beginning Q4’10, the Company completed its conversion to a new general ledger platform.  This conversion enabled the Company to streamline its ledger reporting unit structure, resulting in a reconfiguration of intercompany accounts. These changes have the effect of altering intercompany balances among segments, thus altering reported total segment assets.  Total segment assets presented in the Second Quarter 2011 Earnings Release reflect the changes described above.  This conversion had no impact on segment results, segment capital or return on segment capital metrics.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

CAPITAL

•
Capital Distribution to Shareholders:  During Q2’11, approximately 61% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.  During the quarter the Company repurchased 15MM common shares at an average price of $50.14 versus no share repurchase in both Q1’11 and Q2’10.

Since the inception of repurchase programs in December 1994, 699MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.  On a cumulative basis, since 1994 the Company has distributed 63% of capital generated through share repurchases and dividends.

On January 7, 2011, the Company submitted its Comprehensive Capital Plan (“CCP”) to the Board of Governors of the Federal Reserve (the “Federal Reserve”).  The CCP included an analysis of performance and capital availability under certain adverse economic assumptions, as well as a capital distribution plan outlining the Company’s plans to return capital to shareholders in 2011 through dividends and share repurchases.  On March 18, 2011, the Company was informed that the Federal Reserve had no objections to the Company’s 2011 capital distribution plan.   The total number of shares repurchased in 2011 will be based on the Company’s business plans and financial performance, and will be consistent with its submitted capital distribution plan.

As the Company has previously disclosed, its objective is to return to shareholders, on average and over time, approximately 50% of the capital it generates through a combination of dividends and the repurchase of common shares.

-    Shares Outstanding:

	Millions of Shares
	Q2’11	Q1’11	Q2’10
Shares outstanding – beginning of period	1,202	1,197	1,198
Repurchase of common shares	(15)	-	-
Employee benefit plans, compensation and other	6	5	4
Shares outstanding – end of period	1,193	1,202	1,202

•	Capital Ratios: As of June 30, 2011, the Company’s key consolidated capital ratios3 were as follows:

($ in billions)	June 30, 2011
Risk-Based Capital
Tier 1	12.3%
Total	14.3%

Tier 1 Leverage	10.1%
Tier 1 Common Equity/Risk Weighted Assets (RWA)4	12.3%
Total Shareholders’ Equity	$18.2
Tangible Common Equity (TCE5)/RWA	11.9%

Tier 1 Capital	$14.2
Tier 1 Common Equity4	$14.1
Tier 2 Capital	$2.4
Total Average Assets6	$140.1
RWA	$115.3
TCE	$13.8

On December 16, 2010, the Basel Committee on Banking Supervision issued the Basel III rules text, which presents details of global regulatory standards on bank capital adequacy and liquidity agreed to by the Governors and Heads of Supervision, and endorsed by the G20 Leaders at their November 2010 summit.  While final implementation of the rules related to capital ratios will be determined by the Federal Reserve, the Company estimates that had the new rules been in place during Q2’11, the reported tier 1 common and tier 1 capital ratios would decline by approximately 40 basis points.  In addition, the impact of the new rules on the reported Tier 1 leverage ratio would be a decline of approximately 160 basis points.

_________________________________

3	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s Second Quarter 2011 Form 10-Q.
4	See Annex 2 for a reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.
5
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.4B from total shareholders’ equity, of $18.2B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

6	For the purpose of calculating the Tier 1 Leverage Ratio.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

FUNDING AND LIQUIDITY

•	Funding Activities: During Q2’11, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt.

-	Deposits: The Company held the following deposits at the end of Q2’11 and Q1’11:

($ in billions)	June 30, 2011	March 31, 2011	Change
U.S. Direct Deposits7	$13.9	$12.7	$1.2
U.S. 3rd Party CD’s	8.6	9.5	(0.9)
U.S. 3rd Party Sweep Accounts	9.1	8.9	0.2
Other Deposits	0.7	0.7	-
Total	$32.3	$31.8	$0.5

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third party programs had a weighted average remaining maturity of 20.0 months and a weighted average rate at issuance of 2.6%

-
Unsecured non-guaranteed debt:  During the quarter, the Company issued a C$325MM, 3-year floating rate note at 1-month CDOR +105 bps and a C$400MM, 5-year note with a coupon of 3.6% through its American Express Canada Credit Corporation subsidiary.  In addition, the Company issued a $600MM, 3-year floating rate note at 3-month LIBOR +85 bps through its American Express Credit Corporation subsidiary.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities, including its asset-backed conduit facility.

The Company offers deposits within its American Express Centurion Bank and American Express Bank, FSB (“FSB”) subsidiaries (together, the “Banks”).  These funds are insured up to $250,000 per account through the Federal Deposit Insurance Corporation (“FDIC”).  The Company, through FSB, has a direct deposit-taking program, Personal Savings® from American Express, to supplement its distribution of deposit products through third-party distribution channels.  This program makes FDIC-insured CDs and high-yield savings account products available directly to consumers.

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing long-term funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources in the event that access to its primary funding sources should become unavailable.  As of June 30, 2011, the Company held $20.0B of excess cash8 and readily marketable securities versus $16.9B of long-term debt and CDs maturing over the next 12 months.

-	Additional Funding Sources: The Company can also draw upon the following additional funding sources:

--	Commercial Paper: At June 30, 2011, the Company had $0.7B of commercial paper outstanding.

--
Discount Window:  The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they may pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowing made through the discount window.  Whether specific assets will be considered qualifying collateral for secured borrowings made through the discount window, and the amount that may be borrowed against the collateral, remains at the discretion of the Federal Reserve.

--
Bank Lines:  At June 30, 2011, the Company maintained committed bank lines of credit totaling $10.7B, of which $4.2B was drawn as part of the Company’s normal funding activities. The committed facilities have $3.3B of expirations in 2011, with the remainder expiring in 2012.

--
Secured Borrowing Facility:  At June 30, 2011, the Company maintained its asset-backed conduit facility, a $3B committed, revolving, and secured financing facility that is due to expire in December 2013.

_________________________________

7	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $12.8B from high yield savings accounts and $0.8B from retail CDs.
8
Includes $23.1B classified as Cash and Cash Equivalents, less $5.4B of operating cash (cash available to fund day-to-day operations), net of commercial paper and short-term deposits outstanding. Cash also includes $206MM classified as Other Assets on the Company’s consolidated balance sheet, which is held against certain forthcoming asset-backed securitization maturities.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Maturity Obligations:  The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
September 30, 2011	$0.7	$0.6	$0.7	$2.0
December 31, 2011	6.9	-	1.3	8.2
March 31, 2012	1.0	0.5	1.2	2.7
June 30, 2012	1.2	2.0	0.8	4.0
	$9.8	$3.1	$4.0	$16.9

OTHER ITEMS OF NOTE

•
Acquisition of Accertify:  On November 10, 2010, the Company completed the acquisition of Accertify Inc., a leading provider of solutions that help merchants combat fraudulent online and other card-not-present transactions, for total consideration of $151MM.  The acquisition enables the Company to broaden its offering of fraud prevention services to merchants to include transactions that take place on all networks.

•
Acquisition of Loyalty Partner:  On March 1, 2011, the Company completed the acquisition of Loyalty Partner, a leading marketing services company best known for the loyalty programs it operates in Germany, Poland and India.  Loyalty Partner also provides market analysis, operating platforms and consulting services that help merchants grow their businesses. The transaction, which valued Loyalty Partner at approximately $766MM, consisted of an upfront cash purchase price of approximately $616MM ($585MM plus $31MM in cash acquired) and an additional $150MM in the fair value of equity interest that the Company may acquire over the following five years at a price based on business performance.

•
Visa and MasterCard Litigation Settlements:  The Company has been receiving payments from Visa and MasterCard for the last several years under the terms of previously disclosed settlement agreements.  The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from Q3’08 through Q2‘11.  The Company recognized $70MM from Visa for each of the past fourteen quarters and $150MM from MasterCard for each of the past twelve quarters pursuant to these agreements.

The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the GNS business within the U.S., which the Company believes it is positioned to meet.  Payments earned through June 2011 have been recorded as a reduction to the “other, net” expense line within the Corporate & Other segment.

•
Reengineering Initiatives:  During 2011, the Company expects to record restructuring charges related to employee severance obligations, other employee-related costs and lease termination costs resulting from the planned consolidation of facilities within the Company’s global servicing network, which was first announced in the fourth quarter of 2010. The expected aggregate charges in 2011 of approximately $60MM to $80MM pre-tax (approximately $38MM to $51MM after-tax) are expected to include approximately $25MM to $35MM in costs associated with additional employee compensation and approximately $35MM to $45MM in other costs principally relating to the termination of certain real property leases.  In Q1’11, the Company recorded $11MM ($7MM after-tax) of the $60MM to $80MM in expected additional charges. In Q2’11, the Company recorded $4MM ($2MM after-tax) of the $60MM to $80MM in expected additional charges.

Substantially all of the reengineering activities are expected to be completed by the end of the fourth quarter of 2011.

In Q2’11, the Company recorded $44MM ($34MM after-tax) of additional severance related reengineering costs unrelated to the global servicing initiatives described above.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

EXPANDED PRODUCTS AND SERVICES

•	During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses, the Company:

-
Announced the national roll-out of a partnership with foursquare, which allows Cardmembers to link their foursquare profiles to their cards to "load" and seamlessly redeem merchant specials without the need for coupons, special codes, or showing their mobile devices to cashiers. This new service is powered by the American Express Smart Offer APIs.

-
Announced a new partnership with Facebook that allows Cardmembers to redeem Membership Rewards® for Facebook ads. This gives business owners a powerful new way to build their businesses through the rapidly growing area of social media advertising.

-	In conjunction with the Levi’s® Brand and LevelUp, introduced a new seamless process for redeeming loyalty deals, leveraging Amex’s couponless technology and the new Android “push” notification.

-
Launched YourBuzz, a free tool designed to help small business owners create, establish and manage their online reputation and brand on listings sites like CitySearch and Yelp in addition to social media sites like Twitter and Facebook.

-
Announced the addition of a number of new redemption partners to the Company’s industry-leading Membership Rewards® program for 2011 across several popular categories such as Dining and Entertainment (Open Table), Retail (Recreational Equipment, Inc), and Travel (Four Seasons Hotels & Ski Resorts), giving Cardmembers even more ways to redeem points.

In our GNS business the Company:

-
Launched a new card-issuing partnership with Korea Exchange Bank (KEB) to issue new travel rewards cards: the KEB Crossmile Platinum American Express® Card and the KEB Crossmile Platinum Special Edition American Express® Card, which are both available in consumer and corporate versions.

-
Supported existing GNS partners in launching a wide range of new products, including: the Bradesco American Express® Card and the American Express® Business Card with Banco Bradesco in Brazil, Blue from American Express® with BDO in the Philippines and the First National Bank of Omaha American Express® credit cards in the United States. MBNA also issued the first American Express-branded, contactless credit cards in the UK.

In our Enterprise Growth Group, the Company:

-
Launched a best in class reloadable prepaid card with no activation or maintenance fees. The card will provide a smarter spending and budgeting payment option to millions of consumers, while creating an unprecedented standard in the prepaid category. With this new consumer friendly everyday payment card, American Express will further serve new customer segments that do not rely on traditional charge and credit cards to manage their day-to-day finances.

-
Announced a digital payments partnership with AOL’s Patch to offer Serve to millions of Patch customers. Through the partnership, local merchants will be able to post offers online in a more streamlined, effective way, and consumers will benefit by redeeming offers at the point of sale.

-
Announced a strategic alliance with Payfone to create and power a new global mobile checkout service with the Serve platform. This new product will provide consumers with the ability to make purchases from merchants using their mobile phone number at checkout.

-	Announced a strategic partnership with AAA Southern New England to launch a co-branded reloadable prepaid membership card.

-
Announced a joint venture with vente-privee.com, a global leader in online private sales, to create a new online shopping destination to offer customers fashion and lifestyle products at highly attractive prices.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)

(Preliminary)	Quarters Ended		Percentage
(Millions, except per share amounts)	June 30,		Inc/(Dec)
	2011	2010
Revenues
Non-interest revenues
Discount revenue	$4,278	$3,680	16%
Net card fees	545	520	5
Travel commissions and fees	523	434	21
Other commissions and fees	584	497	18
Other	537	486	10
Total non-interest revenues	6,467	5,617	15
Interest income
Interest and fees on loans	1,611	1,657	(3)
Interest and dividends on investment securities	99	125	(21)
Deposits with banks and other	18	16	13
Total interest income	1,728	1,798	(4)
Interest expense
Deposits	131	137	(4)
Short-term borrowings	1	1	-
Long-term debt and other	445	472	(6)
Total interest expense	577	610	(5)
Net interest income	1,151	1,188	(3)
Total revenues net of interest expense	7,618	6,805	12
Provisions for losses
Charge card	161	96	68
Cardmember loans	176	540	(67)
Other	20	16	25
Total provisions for losses	357	652	(45)
Total revenues net of interest expense after provisions for losses	7,261	6,153	18

Expenses
Marketing and promotion	795	824	(4)
Cardmember rewards	1,613	1,192	35
Cardmember services	173	127	36
Salaries and employee benefits	1,595	1,315	21
Professional services	745	636	17
Occupancy and equipment	391	379	3
Communications	92	97	(5)
Other, net	92	(12)	#
Total	5,496	4,558	21

Pretax income from continuing operations	1,765	1,595	11
Income tax provision	470	578	(19)
Income from continuing operations	$1,295	$1,017	27
Income from discontinued operations, net of tax	36	-	#
Net Income	$1,331	$1,017	31

Income from continuing operations attributable to common shareholders9	$1,280	$1,004	27
Net Income attributable to common shareholders9	$1,316	$1,004	31

Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$1.08	$0.84	29
Income from discontinued operations	$0.03	$-	#
Net Income attributable to common shareholders	$1.11	$0.84	32

Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$1.07	$0.84	27
Income from discontinued operations	$0.03	$-	#
Net Income attributable to common shareholders	$1.10	$0.84	31

Average Shares Outstanding
Basic	1,190	1,190	-
Diluted	1,197	1,197	-

#Denotes a variance of more than 100%.

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9
Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards and other items of $15MM and $13MM for the three months ended June 30, 2011 and 2010, respectively.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense increased 12% versus last year, reflecting increases of 4% in USCS, 22% in ICS, 16% in GCS, and 18% in Global Network and Merchant Services (“GNMS”).  The increase in total revenues net of interest expense primarily reflects higher discount revenues, greater travel commissions and fees, increased other commissions and fees, higher other revenue and higher net card fees, partially offset by lower net interest income. On an F/X adjusted basis, consolidated total revenues net of interest expense increased 8%10.

•
Consolidated Provisions for Losses:  Consolidated provisions for losses decreased 45% versus last year, reflecting decreases of 56% in USCS and 13% in ICS, offset by increases of 25% in GCS and 8% in GNMS.  The improvement in provision for losses was driven by lower write-off dollars and a lower lending reserve requirement due to improving credit performance within the cardmember loan portfolio.  Charge card provision for loss increased due to higher receivable levels, as well as a reserve release in the prior year.  On an F/X adjusted basis, consolidated provisions for losses decreased 46%10.

•
Consolidated Expenses:  Consolidated expenses increased 21%, reflecting increases of 16% in USCS, 30% in ICS, 17% in GCS and 17% in GNMS.  The total expense increase reflects increased cardmember rewards expenses, higher salaries and employee benefits expenses, greater professional services expenses, higher other, net expenses, higher cardmember services expenses and higher occupancy and equipment expenses, partially offset by lower marketing and promotion expense and decreased communications expenses.  On an F/X adjusted basis, consolidated expenses increased 17%10.

•	Pretax Margin: Was 23.2% of total revenues net of interest expense in Q2’11 compared with 23.4% in Q2’10.

•
Effective Tax Rate:  Was 27% in Q2’11 versus 36% in Q2’10.  The tax rates in both quarters reflect the level of pre-tax income in relation to recurring permanent tax benefits.  In addition, the tax rate in Q2’11 reflects the favorable resolution of certain prior years’ tax items, while the tax rate in Q2’10 includes a valuation allowance related to deferred tax assets associated with certain of the Company’s non-U.S. travel operations.

•
Discount Revenue:  Increased 16%, reflecting 18% growth in billed business volumes, partially offset by a slight decline in the average discount rate, relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and partner payments (as further discussed on page 2).

-
The average discount rate11 was 2.54% in Q2’11 versus 2.56% in Q2’10 and 2.55% in Q1’11.  As indicated in prior quarters, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Quarters Ended June 30,		Percentage Inc/(Dec)
	2011	2010
Card billed business11 (billions):
United States	$136.8	$119.7	14%
Outside the United States	70.8	55.6	27
Total	$207.6	$175.3	18
Total cards-in-force (millions):
United States	49.8	49.0	2
Outside the United States	44.2	39.9	11
Total	94.0	88.9	6
Basic cards-in-force12 (millions):
United States	38.7	37.9	2
Outside the United States	35.3	31.8	11
Total	74.0	69.7	6
Average basic cardmember spending13
United States	$3,877	$3,481	11
Outside the United States	$3,490	$2,809	24
Total	$3,767	$3,288	15

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10
As reported in this Earnings Supplement, F/X adjusted information, a non-GAAP measure,  assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2011 apply to the period(s) against which such results are being compared).

11	For additional information about discount rate calculations and billed business, please refer to the Company’s Q2’11 Earnings Release statistical tables.
12
Starting in Q1’11, as the necessary data became available, the Company began to separately report Basic and Total cards-in-force for GNS.  The Company has accordingly revised prior periods to conform with the current period presentation.

13	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 18% increase in worldwide billed business reflected growth of 13% in USCS, 24% in ICS, 19% in GCS and 36% in GNS.  The table below summarizes selected billed business related statistics for Q2’11:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates14
Worldwide15
Total billed business	18%	15%
Proprietary billed business	16	13
GNS billed business	36	25
Average spending per proprietary basic card	15	11
Basic cards-in-force	6
U.S. 15
Billed business	14
Average spending per proprietary basic card	11
Basic cards-in-force	2
Proprietary consumer card billed business16	12
Proprietary small business billed business16	14
Proprietary Corporate Services billed business17	15
Outside the U.S.15
Billed business	27	15
Average spending per proprietary basic card	24	12
Basic cards-in-force	11
Proprietary consumer and small business billed business18	23	11
Proprietary Corporate Services billed business17	27	14

--	U.S. non-T&E-related volume categories, which represented approximately 72% of total U.S. billed business, increased 15% and T&E volumes increased 13%.
--
U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, increased 12% due to a 8% increase in airline transactions and a 4% increase in the average airline charge.

--
Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 18% due to a 7% increase in airline transactions and a 10% increase in the average airline charge.

--
Assuming no changes in foreign exchange rates14, billed business outside the U.S. grew 19% in Japan, Asia Pacific and Australia (JAPA), 15% in Latin America and Canada (LACC) and 11% in Europe, Middle East and Africa (EMEA).

-
Total cards-in-force:  Increased 6% worldwide due to a 15% increase in GNS, a 2% increase in USCS, a 1% increase in GCS and 1% increase in ICS.  During Q3’10, the definition of non-proprietary cards-in-force was changed to exclude retail co-brand cardmember accounts in GNS which have no out-of-store spend activity during the prior 12 month period.  This change caused a reduction to reported cards-in-force in Q3’10 of 1.6MM.

--	During the quarter, total cards-in-force increased by 400K in the U.S. and increased by 1.2MM outside the U.S.

•	Net Card Fees: Increased 5%, primarily reflecting the impact of foreign exchange rates on net card fee revenue.

•	Travel Commissions and Fees: Increased 21%, primarily reflecting a 17% increase in worldwide travel sales and a slight increase in the sales commission rate.

•	Other Commissions and Fees: Increased 18%, driven primarily by revenues related to Loyalty Partner operations.

•	Other Revenues: Increased 10%, primarily reflecting higher GNS partner royalty revenues, higher foreign exchange fees, higher global prepaid revenues and greater merchant-related fee revenues.

_________________________________

14
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2011 apply to the period(s) against which such results are being compared).

15	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
16	Included in USCS
17	Included in GCS.
18	Included in ICS.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

•	Total Interest Income: Decreased 4%.

-
Interest and Fees on Loans:  Decreased 3%, driven by a lower yield, which was partially offset by a 2% increase in average cardmember loans.  The lower net yield reflects lower revolving levels and lower balances at penalty rates due to the implementation of elements of the CARD Act and improved credit performance. These reductions to yield were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

-	Interest and Dividends on Investment Securities: Decreased 21%, primarily reflecting decreased investment levels, partially offset by higher investment yields.

-	Deposits with Banks and Other: Was $18MM versus $16MM in Q2‘10, primarily due to higher average deposit balances versus the prior year.

•	Total Interest Expense: Decreased 5%.

-	Deposits: Decreased 4% versus last year, as an increase in balances was more than offset by a lower cost of funds.

-	Short-term Borrowings: Was flat versus the prior year.

-	Long-term Debt and Other: Decreased 6%, reflecting lower average long-term debt, partially offset by a higher effective cost of funds.

•	Charge Card Provision for Losses: Increased 68%, driven primarily by higher average receivable levels and a release of reserves in the prior year.

-	Worldwide Charge Card:

--
The net write-off rate decreased versus last year and last quarter in USCS.  The net loss ratio as a percentage of charge volume decreased versus last year, and was flat to last quarter in ICS/GCS.  Delinquency rates in USCS increased versus last year and decreased versus last quarter.  The ICS/GCS past billings rate decreased versus last year and was flat to last quarter.

	Q2’11	Q1’11	Q2’10
USCS Net write-off rate19	1.5%	1.7%	1.6%
ICS/GCS Net loss ratio as a % of charge volume	0.09%	0.09%	0.10%

USCS 30 days past due as a % of total	1.7%	1.8%	1.5%
ICS/GCS 90 days past billings as a % of total	0.8%	0.8%	1.0%

Worldwide Receivables (billions)	$40.1	$37.7	$34.6
Reserves (millions)	$415	$421	$440
% of receivables	1.0%	1.1%	1.3%

_________________________________

19	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Q2’11 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

•	Cardmember Loan Provision for Losses: Decreased 67%, primarily reflecting lower write-offs and a lower cardmember reserve requirement at the end of the quarter, due to improving credit performance.

-	Worldwide Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	Q2’11	Q1’11	Q2’10
Net write-off rate20	3.1%	3.7%	6.0%
30 days past due loans as a % of total	1.6%	1.9%	2.8%

Total Loans (billions)	$58.7	$57.8	$57.3
Reserves (millions)	$2,560	$2,921	$4,866
% of total loans	4 .4%	5.1%	8.5%
% of past due	273%	263%	307%

•	Other Provision for Losses: Increased $4MM to $20MM.

•	Marketing and Promotion Expenses: Decreased 4% versus last year due to lower USCS product media spending, partially offset by higher international investments.

•
Cardmember Rewards Expense:  Increased 35%, reflecting greater rewards-related spending volumes and higher co-brand expense.  In addition, higher redemption rates led to an increase in the ultimate redemption rate, while a shift in redemption mix also drove an increase in the weighted average cost per point.

•	Cardmember Services Expense: Increased 36%, reflecting increased costs associated with new benefits made available to US cardmembers.

•
Salaries and Employee Benefits Expense: Increased 21%, reflecting higher employee levels, merit increases for existing employees, higher benefit-related costs, $48MM ($36MM after-tax) of severance costs related to reengineering activities, and higher incentive related compensation.

•
Professional Services Expense:  Increased 17%, reflecting higher technology development expenditures including various initiatives related to digitizing the business, globalizing operating platforms, and enhancing analytical and data capabilities; higher legal costs; and greater third-party merchant sales-force commissions.  The increase also includes reduction of amounts previously capitalized related to software developed by third party vendors of approximately $38MM ($24MM after-tax).

•	Occupancy and Equipment Expense: Increased 3%.

•	Communications Expense: Decreased 5% versus the prior year.

•
Other, Net Expense:  Increased to $92MM, primarily reflecting a smaller benefit related to accounting for hedging the Company’s fixed rate debt in Q2’11 versus the prior year, as well as a prior year foreign exchange translation gain.

_________________________________

20	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Q2’11 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures.  The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.  The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” each as defined in the Subordinated Debentures before the change in GAAP.  As of June 30, 2011, the Company’s “tangible common equity” was $14B and its “total adjusted assets” as defined in the Subordinated Debentures, were $148B.  As of June 30, 2011, the consolidated total assets as reflected on the Company’s balance sheet were also $148B.

CORPORATE & OTHER SEGMENT

•	Net expense was $32MM in Q2’11 compared with $64MM in Q1’11 and $27MM in Q2‘10.

-	Q2’11 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in Enterprise Growth initiatives;
--	Higher Global Prepaid income; and
--	$9MM of after-tax expense related to the Company’s reengineering activities.

-	Q1’11 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in the Global Prepaid business and other Enterprise Growth initiatives;
--	$7MM of after-tax expense related to the Company’s reengineering activities.

-	Q2’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
--	$2MM of after-tax benefit reflecting revisions of certain estimates impacting reserve balances ties to the Company’s reengineering efforts.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended June 30,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$2,696	$2,496	8%
Interest income	1,263	1,315	(4)
Interest expense	200	204	(2)
Net interest income	1,063	1,111	(4)
Total revenues net of interest expense	3,759	3,607	4
Provisions for losses	228	519	(56)
Total revenues net of interest expense after provisions for losses	3,531	3,088	14
Expenses
Marketing, promotion, rewards and cardmember services	1,689	1,410	20
Salaries and employee benefits and other operating expenses	942	857	10
Total	2,631	2,267	16
Pretax segment income	900	821	10
Income tax provision	235	305	(23)
Segment income	$665	$516	29

Statistical Information	Quarters Ended June 30,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$106.8	$94.6	13%
Total cards-in-force (millions)	40.4	39.6	2
Basic cards-in-force (millions)	30.1	29.5	2
Average basic cardmember spending21	$3,567	$3,212	11
Segment capital (millions)22	$8,155	$5,997	36
Return on average segment capital22	34.4%	26.4%
Return on average tangible segment capital22	36.6%	28.7%

-	Billed Business: The 13% increase in billed business was primarily driven by the 11% higher average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business volumes increased by 12%; small business volumes increased by 14%.

-
Total cards-in-force:  Increased by 800k versus last year reflecting the Company’s emphasis on investments in co-brand and premium charge product acquisitions. Total cards in force increased by 300k sequentially.

P&L Discussion:

•	Segment Income: Increased to $665MM from $516MM in Q2’10, as total revenues net of interest expense increased 4%, provisions for losses decreased 56% and total expenses increased by 16%.

-
Q2’11 included a net benefit of $1MM ($1MM after-tax)  related to revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives.  Q2’10 included $1MM ($1MM after-tax) of reengineering costs.

-	Pretax Margin: Was 23.9% in Q2’11 compared with 22.8% in Q2’10.

-	Effective Tax Rate: Was 26.1% in Q2’11 compared with 37.1% in Q2’10. The Q2’11 rate reflects the favorable resolution of certain prior years’ tax items.

_________________________________

21	Proprietary cards only.
22
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

•
Discount Revenue, Net Card Fees and Other:  Increased 8%, primarily due to higher discount revenue resulting from billed business growth of 13%, and increases in travel sales, partially offset by lower other commissions and fees due to reduced foreign exchange conversion and delinquency-related fees.

•	Interest Income: Decreased 4%, primarily due to a lower yield on cardmember loans.

•	Interest Expense: Decreased 2%, primarily reflecting a lower cost of funds and partially offset by a higher average charge card receivable balance.

•	Provisions for Losses: Decreased 56%, principally reflecting improved cardmember loan credit trends, partially offset by a higher charge card provision resulting from higher business volumes.

-	Charge Card:
--	The net write-off rate declined compared to both last year and last quarter. The past due rate increased versus last year, but declined sequentially.

	Q2’11	Q1’11	Q2’10
Total Receivables (billions)	$19.2	$17.6	$17.3
Net write-off rate23	1.5%	1.7%	1.6%
30 days past due as a % of total	1.7%	1.8%	1.5%

-	Cardmember Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	Q2’11	Q1’11	Q2’10
Total Loans (billions)	$49.9	$49.2	$49.0
Net write-off rate23	3.2%	3.7%	6.2%
30 days past due loans as a % of total	1.5%	1.8%	2.7%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 20%, driven by increased rewards costs which reflect greater rewards-related spending volumes, higher co-brand expense, and increases in the ultimate redemption rate and weighted average cost per point, as discussed on page 2.  In addition, cardmember service costs increased as result of new benefits offered to cardmembers. These increases were partially offset by lower marketing and promotion costs due to lower product media spending.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 10%, reflecting investments in various customer service initiatives, a lower benefit in Q2’11 compared to Q2’10 related to hedging the Company’s fixed rate debt, as well as an expense for the reduction of amounts previously capitalized related to software developed by third party vendors.

_________________________________

23	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Q2’11 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended June 30,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$1,112	$864	29%
Interest income	347	342	1
Interest expense	108	99	9
Net interest income	239	243	(2)
Total revenues net of interest expense	1,351	1,107	22
Provisions for losses	78	90	(13)
Total revenues net of interest expense after provisions for losses	1,273	1,017	25
Expenses
Marketing, promotion, rewards and cardmember services	493	376	31
Salaries and employee benefits and other operating expenses	584	450	30
Total	1,077	826	30
Pretax segment income	196	191	3
Income tax provision	35	36	(3)
Segment income	$161	$155	4

Statistical Information	Quarters Ended June 30,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$31.5	$25.5	24%
Total cards-in-force (millions)	15.1	15.0	1
Basic cards-in-force (millions)	10.4	10.4	-
Average basic cardmember spending24	$3,032	$2,449	24
Segment capital (millions)25	$3,041	$2,022	50
Return on average segment capital25	24.1%	22.8%
Return on average tangible segment capital25	40.1%	30.7%

-	Billed Business: The 24% increase in billed business was driven by an equivalent increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation26, billed business and average spending per proprietary basic cards-in-force both increased 11%.  Volume increases across the major geographic regions included an increase of 12% in Latin America and Canada (LACC), 11% in Japan, Asia Pacific and Australia (JAPA), and 10% in Europe, Middle East and Africa (EMEA).

-	Total cards-in-force: Increased 100k versus last year and last quarter.

P&L Discussion

•
Segment Income:  Increased 4% to $161MM, as total revenues net of interest expense increased 22%, provisions for losses decreased 13% and total expenses increased by 30%.  Reported revenue, expense and income growth were all impacted by a weaker dollar versus last year.

_________________________________

24	Proprietary cards only.
25
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

26
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

-
Q2’11 included $5MM ($4MM after-tax) of reengineering costs. Q2’10 included a net benefit of $1MM ($1MM after-tax), reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives.

-	Pretax Margin: Was 14.5% in Q2’11 compared with 17.3% in Q2’10.

-
Effective Tax Rate:  The tax rate was 17.9% in Q2’11 versus 18.8% in Q2’10.  The tax rates in both periods primarily reflect the impact of recurring tax benefits on varying levels of pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process.

•
Discount Revenue, Net Card Fees and Other:  Increased 29%, driven primarily by higher discount revenue resulting from the 24% billed business growth and the inclusion of Loyalty Partner’s revenues following the closing of the acquisition in Q1’11.

•	Interest Income: Increased 1%, reflecting an increase in average loans outstanding partially offset by a lower yield.

•	Interest Expense: Increased 9% year over year, reflecting increased funding requirements due to increased average receivables.

•
Provisions for Losses:  Decreased 13%, primarily reflecting improving cardmember loan credit trends, partially offset by increased reserve requirements due to higher average charge card receivable balances.

-	Charge Card:
--	The net loss ratio and past billing rates were flat compared to last year and last quarter.

	Q2’11	Q1’11	Q2’10
Total Receivables (billions)	$6.9	$6.5	$5.6
Net loss ratio as a % of charge volume	0.15%	0.15%	0.15%
90 days past billing as a % of total	1.0%	1.0%	1.0%

-	Cardmember Loans:
--	The net write-off rate and past due rate decreased versus both last year and last quarter.

	Q2’11	Q1’11	Q2’10
Cardmember Loans (billions)	$8.8	$8.5	$8.3
Net write-off rate27	2.9%	3.2%	4.9%
30 days past due loans as a % of total	2.1%	2.4%	3.0%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 31%, primarily due to greater volume-related rewards costs and co-brand expenses and the inclusion of Loyalty Partner following the closing of the acquisition in Q1’11.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 30%, reflecting the inclusion of Loyalty Partner expenses following the closing of the acquisition in Q1’11, as well as higher costs related to customer service initiatives, greater technology development expenditures, and increased investments in sales-force.

_________________________________

27	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Q2’11 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended June 30,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$1,259	$1,076	17%
Interest income	2	2	-
Interest expense	70	55	27
Net interest expense	(68)	(53)	28
Total revenues net of interest expense	1,191	1,023	16
Provisions for losses	35	28	25
Total revenues net of interest expense after provisions for losses	1,156	995	16
Expenses
Marketing, promotion, rewards and cardmember services	138	104	33
Salaries and employee benefits and other operating expenses	753	658	14
Total	891	762	17
Pretax segment income	265	233	14
Income tax provision	88	121	(27)
Segment income	$177	$112	58

Statistical Information	Quarters Ended June 30,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$39.3	$32.9	19%
Total cards-in-force (millions)	7.1	7.0	1
Basic cards-in-force (millions)	7.1	7.0	1
Average basic cardmember spending28	$5,533	$4,712	17
Segment capital (millions)29	$3,794	$3,509	8
Return on average segment capital29	16.9%	10.9%
Return on average tangible segment capital29	35.4%	23.6%

-	Billed Business: The 19% increase in billed business was primarily driven by the 17% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation30, billed business and average spending per proprietary basic cards-in-force grew at 15% and 13%, respectively.  Volume increased 15% within the U.S., compared to an increase of 14% outside the U.S.

-	Total cards-in-force: Increased 1% compared to last year and was flat versus last quarter.

_________________________________

28	Proprietary cards only.
29
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

30
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2011apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES
P&L Discussion

•
Segment Income:  Increased to $177MM, 58% greater than the net income in Q2’10, as total revenues net of interest expense increased 16%, provisions for losses increased 25%, total expenses increased 17%, and the income tax provision decreased 27%.

-	Q2’11 includes $27MM ($22MM after-tax) of reengineering costs. There was no net impact of such initiatives in Q2’10.

-	Pretax Margin: Was 22.3% in Q2’11 compared with 22.8% in Q2’10.

-
Effective Tax Rate:  Was 33.2% in Q2’11 compared with 51.9% in Q2’10.  The Q2’10 tax rate includes the impact of a valuation allowance related to deferred tax assets associated with certain of the Company’s non-U.S. travel operations.

•
Discount Revenue, Net Card Fees and Other: Increased 17%, primarily due to higher discount revenue resulting from the 19% billed business growth, partially offset by larger client incentive payments.  In addition, travel commissions and fees increased on 15% greater travel sales.

•	Interest Income: Was flat compared to Q2’10.

•	Interest Expense: Increased 27%, primarily driven by higher funding requirements due to increased average receivable balances.

•	Provisions for Losses: Increased by 25% from $28MM to $35MM, primarily driven by increased average receivable balances.

-	Charge Card:
--	The net loss ratio was flat compared to last year while the past billing rate declined. Sequentially, both the net loss ratio and past billing rate were flat.

	Q2’11	Q1’11	Q2’10
Total Receivables (billions)	$13.8	$13.3	$11.5
Net loss ratio as a % of charge volume	0.06%	0.06%	0.06%
90 days past billing as a % of total	0.7%	0.7%	1.0%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 33%, reflecting higher volume-related rewards costs and cardmember rewards redemptions.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 14%, reflecting reengineering costs, increased salary and other employee benefit costs, and technology investments.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended June 30,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, fees and other	$1,183	$1,004	18%
Interest income	1	1	-
Interest expense	(55)	(46)	20
Net interest income	56	47	19
Total revenues net of interest expense	1,239	1,051	18
Provisions for losses	13	12	8
Total revenues net of interest expense after provisions for losses	1,226	1,039	18
Expenses
Marketing, promotion, rewards and cardmember services	213	209	2
Salaries and employee benefits and other operating expenses	526	425	24
Total	739	634	17
Pretax segment income	487	405	20
Income tax provision	163	144	13
Segment income	$324	$261	24

Statistical Information	Quarters Ended June 30,		Percentage Inc/(Dec)
	2011	2010
Global card billed business31 (billions)	$207.6	$175.3	18%
Segment capital32 (millions)	$1,955	$1,762	11
Return on average segment capital32	61.5%	63.8%
Return on average tangible segment capital32	66.5%	65.3%

Global Network Services33:
Card billed business (billions)	$29.3	$21.6	36
Total cards-in-force (millions)	31.4	27.3	15

P&L Discussion

•	Segment Income: Increased 24% to $324MM, as total revenues net of interest expense increased 18% and total expenses rose 17%.

-
Q2’11 included $3MM ($2MM after-tax) of reengineering costs. Q2’10 included a net benefit of $1MM ($1MM after-tax), reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives.

-	Pretax Margin: Was 39.3% in Q2’11 compared with 38.5% in Q2’10.

-	Effective Tax Rate: Was 33.5% in Q2’11 compared with 35.6% in Q2’10.

•
Discount Revenue, Fees and Other Revenue:  Increased 18%, reflecting an increase in merchant-related revenues, driven by the 18% increase in global card billed business, as well as higher volume driven GNS-related revenues.

_________________________________

31
Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in GNS, from which the Company earns no revenue, is not included in non-proprietary billed business.

32
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

33	Since the third quarter of 2010, for non-proprietary retail co-brand partners, GNS metrics exclude cardmember accounts which have no out-of-store spend activity during the prior 12 month period.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

•	Interest Income: Was flat compared to Q2’10.

•
Interest Expense:  The expense credit increased 20% due to a higher funding-driven interest credit related to internal transfer pricing, which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Increased 8% year over year.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 2% year over year.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 24%, reflecting increased salary and other employee benefit costs, in addition to third-party merchant sales-force commissions, higher technology development expenditures, and increased legal costs.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
ANNEX 1

Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)

(Preliminary)

($ in Millions)
	For the Twelve Months Ended
	June 30,	June 30,
	2011	2010
ROE

Net income	$4,663	$3,258
Average shareholders' equity	$16,508	$13,863
Return on average equity (A)	28.2%	23.5%

Reconciliation of ROCE and ROTCE

Net income	$4,663	$3,258
Preferred shares dividends and related accretion	-	-
Earnings allocated to participating share awards and other	55	42
Net income attributable to common shareholders	$4,608	$3,216

Average shareholders' equity	$16,508	$13,863
Average preferred shares	-	-
Average common shareholders' equity	$16,508	$13,863
Average goodwill and other intangibles	3,744	3,157
Average tangible common shareholders' equity	$12,764	$10,706
Return on average common equity (A)	27.9%	23.2%
Return on average tangible common equity (B)	36.1%	30.0%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders' equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles of $3.7 billion for the quarter ended June 30, 2011, $3.5 billion for the quarter ended March 31, 2011, $3.3 billion for the quarter ended December 31, 2010, $3.2 billion for the quarter ended September 30, 2010 and $3.2 billion for the quarter ended June 30, 2010. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
ANNEX 2

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets. Tier 1 Common Equity is calculated by reference to Total Shareholders’ Equity as shown below:

Tier 1 Common Equity Reconciliation as of June 30, 2011
($ in Millions)

Total Shareholders' Equity	$18,205

Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	309

Less:
Ineligible goodwill and intangible assets	(4,151)
Ineligible deferred tax assets	(213)
Tier 1 Common Equity	$14,150

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2011 OVERVIEW
ANNEX 3

Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)

(Preliminary) ($ in Millions)	For the Twelve Months Ended
	June 30,	June 30,
	2011	2010
U.S. Card Services
Segment income	$2,515	$1,498
Average segment capital	$7,315	$5,664
Average goodwill and other intangibles	446	447
Average tangible segment capital	$6,869	$5,217
Return on average segment capital (A)	34.4%	26.4%
Return on average tangible segment capital (A)	36.6%	28.7%

International Card Services
Segment income	$593	$495
Average segment capital	$2,464	$2,174
Average goodwill and other intangibles	987	561
Average tangible segment capital	$1,477	$1,613
Return on average segment capital (A)	24.1%	22.8%
Return on average tangible segment capital (A)	40.1%	30.7%

Global Commercial Services
Segment income	$614	$388
Average segment capital	$3,628	$3,571
Average goodwill and other intangibles	1,895	1,930
Average tangible segment capital	$1,733	$1,641
Return on average segment capital (A)	16.9%	10.9%
Return on average tangible segment capital (A)	35.4%	23.6%

Global Network & Merchant Services
Segment income	$1,148	$963
Average segment capital	$1,866	$1,510
Average goodwill and other intangibles	140	36
Average tangible segment capital	$1,726	$1,474
Return on average segment capital (A)	61.5%	63.8%
Return on average tangible segment capital (A)	66.5%	65.3%

(A) Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital. Return on average tangible segment capital is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles. The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
changes in global economic and business conditions, including consumer and business spending, the availability and cost of credit, unemployment and political conditions, all of which may significantly affect spending on the Card, delinquency rates, loan balances and other aspects of our business and results of operations;

•
changes in capital and credit market conditions, which may significantly affect the Company’s ability to meet its liquidity needs, access to capital and cost of capital, including changes in interest rates; changes in market conditions affecting the valuation of the Company’s assets; or any reduction in the Company’s credit ratings or those of its subsidiaries, which could materially increase the cost and other terms of the Company’s funding, restrict its access to the capital markets or result in contingent payments under contracts;

•
litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against the Company or the Company’s voluntarily making certain changes to its business practices, the effects of which in either case could have a material adverse impact on the Company’s financial performance; (ii) the imposition of substantial monetary damages in private actions against the Company; and/or (iii) damage to the Company’s global reputation and brand;

•
legal and regulatory developments wherever the Company does business, including legislative and regulatory reforms in the United States, such as the Dodd-Frank Reform Act’s stricter regulation of large, interconnected financial institutions, changes in requirements relating to securitization and the establishment of the Bureau of Consumer Financial Protection, which could make fundamental changes to many of the Company’s business practices or materially affect its capital requirements, results of operations, ability to pay dividends or repurchase the Company’s stock; or actions and potential future actions by the FDIC and credit rating agencies applicable to securitization trusts, which could impact the Company’s ABS program;

•
the Company’s net interest yield on U.S. cardmember loans not remaining at historical levels, which will be influenced by, among other things, the effects of the CARD Act (including the regulations requiring the Company to periodically reevaluate APR increases), interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the Company’s cardmember acquisition strategy, product mix, credit actions, including line size and other adjustments to credit availability, and pricing changes;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices we charge merchants that accept the Company’s Cards and the success of marketing, promotion or rewards programs;

•
changes in technology or in the Company’s ability to protect its intellectual property (such as copyrights, trademarks, patents and controls on access and distribution), and invest in and compete at the leading edge of technological developments across the Company’s businesses, including technology and intellectual property of third parties whom we rely on, all of which could materially affect the Company’s results of operations;

•
data breaches and fraudulent activity, which could damage the Company’s brand, increase the Company’s costs or have regulatory implications, and changes in regulation affecting privacy and data security under federal, state and foreign law, which could result in higher compliance and technology costs to the Company or the Company’s vendors;

•
changes in the Company’s ability to attract or retain qualified personnel in the management and operation of the Company’s business, including any changes that may result from increasing regulatory supervision of compensation practices;

•
changes in the financial condition and creditworthiness of the Company’s business partners, such as bankruptcies, restructurings or consolidations, involving merchants that represent a significant portion of the Company’s business, such as the airline industry, or the Company’s partners in Global Network Services or financial institutions that we rely on for routine funding and liquidity, which could materially affect the Company’s financial condition or results of operations;

•
uncertainties associated with business acquisitions, including the ability to realize anticipated business retention, growth and cost savings, accurately estimate the value of goodwill and intangibles associated with individual acquisitions, effectively integrate the acquired business into the Company’s existing operations or implement or remediate controls, procedures and policies at the acquired company;

•
changes affecting the success of the Company’s reengineering and other cost control initiatives, such as the ability to execute plans during the year with respect to certain of the Company’s facilities, which may result in the Company not realizing all or a significant portion of the benefits that we intend;

•
the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain other operating expenses, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers;

•	the effectiveness of the Company’s risk management policies and procedures, including credit risk relating to consumer debt, liquidity risk in meeting business requirements and operational risks;

•
the Company’s lending write-off rates for the remainder of 2011 and into 2012 not remaining below the average historical levels of the last ten years, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of cardmembers, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
changes affecting the Company’s ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on the Company’s ability to obtain deposit funding or offer competitive interest rates, which could affect the Company’s liquidity position and the Company’s ability to fund the Company’s business; and

•
factors beyond the Company’s control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, “hackers” or fraud, which could affect travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and the Company’s other filings with the Securities and Exchange Commission.